EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

Second Quarter Fiscal Year 2016 and Declares Dividend

•                  Free cash of $8.7 million reflects continuing emphasis on working capital improvements (free cash defined as cash flow from operations less capital expenditures)

•                  Quarterly dividend declared of $0.50 per share

•                  Z Portal next generation inspection system and CBP IDIQ contract for new medium energy mobile scanner reflect organic product development efforts in support of continuing portfolio expansion strategy

BILLERICA, Mass. — November 9, 2015 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reported its financial results for the second quarter of fiscal year 2016 ended September 30, 2015. The Company reported revenues of $25.1 million as compared with revenues of $23.1 million for the second quarter of fiscal year 2015, net income of $0.5 million, as compared with a net loss of $3.9 million (inclusive of a $1.4 million charge for a workforce reduction in the second quarter of fiscal year 2015) and earnings per share of $0.06 as compared with loss per share of $0.49 for the second quarter of fiscal year 2015.

For the first six months of fiscal year 2016 ended September 30, 2015, the Company reported revenues of $56.6 million as compared with revenues of $58.6 million for the same period in the prior fiscal year, a net loss of $0.1 million (inclusive of the $1.7 million one-time charge related to the corporate realignment in the first quarter of fiscal year 2016) as compared with a net loss of $2.5 million for the same period in the prior fiscal year, and a loss per share of $0.01 as compared with a loss per share of $0.31 for the same period in the prior fiscal year.

The Company reported bookings of $21.7 million for the second quarter of fiscal year 2016 and $67.6 million for the first six months of fiscal year 2016. Backlog at September 30, 2015 was $149.3 million.

The Company is declaring a quarterly cash dividend of $0.50 per share, payable on December 2, 2015 to the holders of record at the close of business on November 24, 2015.

“The quarter’s results reflect the benefit of our cost reduction efforts from Q1 as well as our continued emphasis on working capital improvements,” said Chuck Dougherty, AS&E’s President and CEO. “The announcement of the multi-view, multi-technology Z Portal® next generation vehicle inspection system and the CBP IDIQ award for a new medium energy mobile scanner are the continuing results of our aggressive, organic product development program. By leveraging AS&E’s innovation leadership to support our portfolio expansion strategy, we continue to differentiate ourselves from the competition by introducing new, advanced technologies and products that extend the application reach of our detection technology for new and existing customers.”

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous webcast to discuss the results and respond to questions.  The conference call and webcast will include a presentation and are scheduled for Monday, November 9, 2015 at 4:30 pm ET.

To participate in the conference call, please dial (877) 303-9143 at least 10 minutes prior to its starting time. For international participants, please dial (760) 536-5194. The conference identification number is 73229964. You will be placed on hold until the conference call is ready to begin. The live webcast and presentation can be accessed at http://edge.media-server.com/m/p/khutjyd4.

An audio replay of the teleconference will be available, in its entirety, starting Monday, November 9, 2015 at 7:30 pm ET for a one-week period by dialing (855) 859-2056. Internationally, please dial (404) 537-3406. The conference identification number is 73229964. The replay and presentation will also be available through the Company’s website at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration, and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter® X-rays. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Total net sales and contract revenues	$25,137	$23,066	$56,581	$58,603
Total cost of sales and contracts	12,783	13,383	29,801	32,451
Gross profit	12,354	9,683	26,780	26,152

Expenses:
Selling, general and administrative expenses	6,772	9,118	15,042	17,309
Research and development costs	4,751	6,418	11,640	12,424
Total operating expenses	11,523	15,536	26,682	29,733

Operating income (loss)	831	(5,853)	98	(3,581)
Interest and other, net	(117)	(21)	(176)	(106)
Income (loss) before provision (benefit from) income taxes	714	(5,874)	(78)	(3,687)
Provision for (benefit from) income taxes	250	(1,968)	(27)	(1,235)

Net income (loss)	$464	$(3,906)	$(51)	$(2,452)

Income (loss) per share - Basic	$0.06	$(0.49)	$(0.01)	$(0.31)
Income (loss) per share - Diluted	$0.06	$(0.49)	$(0.01)	$(0.31)

Weighted average shares - Basic	7,151	7,917	7,156	7,904
Weighted average shares - Diluted	7,156	7,917	7,156	7,904

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2015	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$79,293	$68,835
Restricted cash	5,596	6,193
Short-term investments, at fair value	7,694	24,533
Accounts receivable, net	20,873	22,124
Unbilled costs and fees	3,478	1,848
Inventories, net	38,329	40,983
Other current assets	11,309	13,187
Total current assets	166,572	177,703

Non-current assets:
Equipment and leasehold improvements, net	7,117	8,711
Restricted cash	231	208
Other assets	6,253	6,486
Total assets	$180,173	$193,108

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$4,747	$7,200
Customer deposits	11,557	13,956
Deferred revenue	8,653	7,355
Other current liabilities	9,328	12,664
Total current liabilities	34,285	41,175

Non-current liabilities:
Other non-current liabilities	3,966	1,526
Total liabilities	38,251	42,701

Stockholders’ equity	141,922	150,407
Total liabilities and stockholders’ equity	$180,173	$193,108

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net loss	$(51)	$(2,452)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	1,965	2,605
Provisions for contracts, inventory and accounts receivable reserves	(80)	(270)
Amortization of bond premium	63	540
Stock compensation expense	1,044	1,770
Other	202	—

Changes in assets and liabilities:
Accounts receivable	1,326	4,878
Unbilled costs and fees	(1,630)	(3,272)
Inventories	2,659	(11,534)
Prepaid expenses and other assets	2,111	(5,436)
Accounts payable	(2,453)	(6,762)
Accrued income taxes	—	(2,338)
Customer deposits	(2,399)	5,433
Deferred revenue	3,623	(1,847)
Accrued expenses and other liabilities	(3,221)	(7,274)
Net cash provided by (used for) operating activities	3,159	(25,959)

Cash flows from investing activities:
Purchases of short-term investments	—	(29,212)
Proceeds from sales and maturities of short-term investments	16,780	40,933
Purchases of property and equipment, net	(573)	(943)
Net cash provided by investing activities	16,207	10,778

Cash flows from financing activities:
Decrease in restricted cash and investments	574	726
Proceeds from exercise of stock options	—	888
Repurchase of shares of common stock	(2,263)	—
Repayment of leasehold financing liability	—	(754)
Payment of common stock dividend	(7,219)	(7,993)
Net cash used for financing activities	(8,908)	(7,133)

Net increase (decrease) in cash and cash equivalents	10,458	(22,314)
Cash and cash equivalents at beginning of period	68,835	62,143
Cash and cash equivalents at end of period	$79,293	$39,829